UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2004

Huttig Building Products, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14982	43-0334550

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Maryville University Dr., Suite 240, St. Louis, MO	63141

(Address of principal executive offices)	(Zip Code	)

Registrant’s telephone number, including area code       (314) 216-2600

Former name or former address, if changed since last report:    Not Applicable

Item 5. Other Events

On February 13, 2004, Huttig Building Products, Inc. announced that it and its bank lenders amended the company’s revolving credit facility to provide for a “springing” lockbox arrangement. A copy of the press release issued on February 13, 2004 regarding the amendment to the company’s revolving credit facility was filed as Exhibit 99.1 to the Current Report on Form 8-K filed by the company on February 18, 2004. Exhibit 4.1 to that Form 8-K contained a version of the amendment that was not the execution copy. Exhibit 4.1 to this Current Report on Form 8-K contains the execution copy of the amendment.

Item 7. Financial Statements and Exhibits

(c)	Exhibits.

4.1	Second Amendment to Credit Agreement, dated as of February 13, 2004, by and among Huttig Building Products, Inc., certain of its domestic subsidiaries, JPMorgan Chase Bank as agent and the lending institutions named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huttig Building Products, Inc.

(Registrant)

Date: February 25, 2004

/s/ Thomas S. McHugh

Thomas S. McHugh Vice President – Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Second Amendment to Credit Agreement, dated as of February 13, 2004, by and among Huttig Building Products, Inc., certain of its domestic subsidiaries, JPMorgan Chase Bank as agent and the lending institutions named therein.